Exhibit 99

Jefferies Reports Fiscal Second Quarter 2017 Financial Results

NEW YORK--(BUSINESS WIRE)--June 20, 2017--Jefferies Group LLC today announced financial results for its fiscal second quarter 2017.

Highlights for the three months ended May 31, 2017:

  Total Net Revenues of $779 million
  Investment Banking Net Revenues of $352 million
  Total Equities and Fixed Income Net Revenues of $430 million
  Earnings Before Income Taxes of $116 million
  Net Earnings of $70 million (40% tax rate, primarily due to recent state and local tax legislation, which added 6%)

Highlights for the six months ended May 31, 2017:

  Total Net Revenues of $1.6 billion
  Investment Banking Net Revenues of $760 million
  Total Equities and Fixed Income Net Revenues of $809 million
  Earnings Before Income Taxes of $240 million
  Net Earnings of $184 million (24% tax rate, primarily due to net foreign tax credits)

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: "Our second quarter results reflect solid results in Investment Banking, with $352 million in revenues, compared to $253 million for the same quarter last year, primarily reflecting an improved environment for debt and equity new issuance. Our Equities revenues were $272 million, including a $96 million mark-to-market gain on our 24% equity ownership of KCG Holdings Inc. This compares to $224 million for our second quarter of last year, which included a markup in our KCG position of $56 million. During the quarter, Virtu Financial agreed to buy KCG for cash in a transaction that is expected to close during the third quarter. Excluding KCG, our core equity sales and trading business enjoyed a solid quarter and, despite quiet market activity and low volatility, our global cash businesses continued to gain market share. Fixed Income revenues were $159 million for the quarter as lower volumes and lower volatility prevailed throughout much of the quarter. Our tax expense for the quarter was $46 million, or about 40% of pre-tax profits. Following recently enacted legislation from New York State and New York City, our tax expense includes a net charge of $7 million that reflects the revaluation of a portion of our net deferred tax asset, which was partially offset by current year reduced state and local tax rates. The impact of this legislation will reduce the income apportioned to these jurisdictions going forward and thereby reduce our effective tax rate."

The attached financial tables should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended February 28, 2017 and our Annual Report on Form 10-K for the year ended November 30, 2016. Amounts herein pertaining to May 31, 2017 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended May 31, 2017.

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, a global, full-service investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE:LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	May 31, 2017	February 28, 2017	May 31, 2016

Revenues:
Commissions and other fees	$152,643	$145,822	$146,157
Principal transactions	287,070	220,957	318,180
Investment banking	351,863	408,021	253,046
Asset management fees and investment
income (loss) from managed funds	(2,697)	8,926	4,336
Interest	227,804	202,023	220,175
Other	22,272	24,048	(4,977)
Total revenues	1,038,955	1,009,797	936,917
Interest expense	259,661	214,284	217,509
Net revenues	779,294	795,513	719,408

Non-interest expenses:
Compensation and benefits	450,522	460,172	415,316

Non-compensation expenses:
Floor brokerage and clearing fees	47,494	45,858	43,591
Technology and communications	67,478	65,507	66,499
Occupancy and equipment rental	23,594	25,815	24,926
Business development	26,466	22,632	22,587
Professional services	26,413	32,124	29,526
Other	21,146	19,206	14,366
Total non-compensation expenses	212,591	211,142	201,495
Total non-interest expenses	663,113	671,314	616,811
Earnings before income taxes	116,181	124,199	102,597
Income tax expense	46,391	10,179	48,655
Net earnings	69,790	114,020	53,942
Net earnings attributable to noncontrolling interests	39	1	44
Net earnings attributable to Jefferies Group LLC	$69,751	$114,019	$53,898

Pretax operating margin	14.9%	15.6%	14.3%
Effective tax rate (1)	39.9%	8.2%	47.4%

(1)	The effective tax rate for the three months ended February 28, 2017 reflects a $32 million, or 26%, net tax benefit, which resulted from the repatriation of earnings, along with their associated foreign tax credits, from certain foreign subsidiaries.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Six Months Ended
	May 31, 2017	May 31, 2016

Revenues:
Commissions and other fees	$298,465	$301,981
Principal transactions	508,027	214,807
Investment banking	759,884	483,976
Asset management fees and investment
income from managed funds	6,229	13,866
Interest income	429,827	442,120
Other	46,320	(26,728)
Total revenues	2,048,752	1,430,022
Interest expense	473,945	411,627
Net revenues	1,574,807	1,018,395

Non-interest expenses:
Compensation and benefits	910,694	765,059

Non-compensation expenses:
Floor brokerage and clearing fees	93,352	84,070
Technology and communications	132,985	131,488
Occupancy and equipment rental	49,409	49,511
Business development	49,098	47,441
Professional services	58,537	53,038
Other	40,352	35,067
Total non-compensation expenses	423,733	400,615
Total non-interest expenses	1,334,427	1,165,674
Earnings (loss) before income taxes	240,380	(147,279)
Income tax expense (benefit)	56,570	(34,452)
Net earnings (loss)	183,810	(112,827)
Net earnings attributable to noncontrolling interests	40	88
Net earnings (loss) attributable to Jefferies Group LLC	$183,770	$(112,915)

Pretax operating margin	15.3%	(14.5)%
Effective tax rate	23.5%	23.4%

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	May 31, 2017	February 28, 2017	May 31, 2016
Revenues by Source
Equities	$271,522	$156,714	$223,540
Fixed income	158,606	221,852	238,486
Total Equities and Fixed income	430,128	378,566	462,026

Equity	74,902	61,566	60,905
Debt	125,847	162,628	46,124
Capital markets	200,749	224,194	107,029
Advisory	151,114	183,827	146,017
Total Investment banking	351,863	408,021	253,046

Asset management fees and investment income (loss) from managed funds:
Asset management fees	4,115	7,981	6,964
Investment income (loss) from managed funds	(6,812)	945	(2,628)
Total	(2,697)	8,926	4,336
Net revenues	$779,294	$795,513	$719,408

Other Data
Number of trading days	64	60	64
Number of trading loss days	3	3	2
Number of trading loss days, excluding KCG	4	3	1

Average firmwide VaR (in millions) (1)	$9.21	$10.30	$8.25
Average firmwide VaR, excluding KCG (in millions) (1)	$8.81	$8.26	$6.04

(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Six Months Ended
	May 31, 2017	May 31, 2016
Revenues by Source
Equities	$428,236	$225,285
Fixed income	380,458	295,268
Total Equities and Fixed income	808,694	520,553

Equity	136,468	104,904
Debt	288,475	103,397
Capital markets	424,943	208,301
Advisory	334,941	275,675
Total investment banking	759,884	483,976

Asset management fees and investment income (loss) from managed funds:
Asset management fees	12,096	18,169
Investment income (loss) from managed funds	(5,867)	(4,303)
Total	6,229	13,866
Net revenues	$1,574,807	$1,018,395

Other Data
Number of trading days	124	125
Number of trading loss days	6	19
Number of trading loss days excluding KCG	7	13

Average firmwide VaR (in millions) (1)	$9.74	$8.31
Average firmwide VaR excluding KCG (in millions) (1)	$8.55	$6.36

(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	May 31, 2017	February 28, 2017	May 31, 2016

Financial position:
Total assets (1)	$40,079	$37,703	$37,120
Average total assets for the period (1)	$45,650	$44,490	$43,549
Average total assets less goodwill and intangible assets for the period (1)	$43,806	$42,644	$41,678

Cash and cash equivalents (1)	$4,357	$4,080	$2,839
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,817	$5,886	$4,282
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	14.5%	15.6%	11.5%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	15.2%	16.4%	12.1%

Financial instruments owned (1)	$13,881	$13,253	$15,119
Goodwill and intangible assets (1)	$1,844	$1,843	$1,871

Total equity (including noncontrolling interests)	$5,565	$5,472	$5,344
Total Jefferies Group LLC member's equity	$5,565	$5,472	$5,339
Tangible Jefferies Group LLC member's equity (3)	$3,721	$3,629	$3,468

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$312	$365	$436
Level 3 financial instruments owned - % total assets (1)	0.8%	1.0%	1.2%
Level 3 financial instruments owned - % total financial instruments (1)	2.2%	2.8%	2.9%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity (1)	8.4%	10.1%	12.6%

Other data and financial ratios:
Total long-term capital (1) (5)	$10,762	$11,388	$10,729
Leverage ratio (1) (6)	7.2	6.9	6.9
Adjusted leverage ratio (1) (7)	9.0	8.9	9.0
Tangible gross leverage ratio (1) (8)	10.3	9.9	10.2

Number of trading days	64	60	64
Number of trading loss days	3	3	2
Number of trading loss days, excluding KCG	4	3	1
Average firmwide VaR (9)	$9.21	$10.30	$8.25
Average firmwide VaR, excluding KCG (9)	$8.81	$8.26	$6.04

Number of employees, at period end	3,324	3,319	3,279

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to May 31, 2017 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2017.

(2)	At May 31, 2017, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,149 million, in aggregate, and $311 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at February 28, 2017 were $1,308 million and $498 million, respectively, and at May 31, 2016, were $1,096 million and $347 million, respectively. The amounts included in other sources of liquidity at May 31, 2016 have been reduced by $322 million from what was previously disclosed to reflect adjustments for certain securities that have subsequently been identified to have been encumbered.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible Jefferies Group LLC member's equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At May 31, 2017, February 28, 2017 and May 31, 2016, total long-term capital includes our long-term debt of $5,197 million, $5,915 million and $5,385 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, which equals total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (excluding derivative liabilities). At May 31, 2017, February 28, 2017 and May 31, 2016, adjusted assets were $33,634 million, $32,155 million and $31,173 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(8)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(9)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2016.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer